Exhibit 99.6

PRELIMINARY - SUBJECT TO COMPLETION
Solicited on behalf of the Board of Directors
the Notice of Special Meeting of Stockholders and Proxy Statement of Xilinx, each dated [ ], 2021, and hereby appoints [ ] and
[ ], or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Xilinx to be held on [ ], 2021 at [ ] Eastern Time via live webcast, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock, $0.01 par value, of Xilinx, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.
THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH OF THE PROPOSALS REFLECTED HEREIN, AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
SEE REVERSE SIDE
PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held [ ], 2021:
The Notice of Special Meeting of Stockholders and Proxy Statement are available for review at http://www.viewproxy.com/Xilinx/2021

PRELIMINARY - SUBJECT TO COMPLETION
The Board of Directors recommends a vote FOR the following Proposals.
1. Proposal to adopt the Agreement and Plan of Merger, dated October 26, 2020, as it may be amended from time to time, which Advanced is referred Micro Devices, to as the “merger Inc., which agreement,” is referred among to as “AMD,” AMD, Thrones which Merger is referred Sub, Inc to ., a as wholly “Merger owned Sub,” subsidiary and Xilinx, of which proposal is referred to as the “Xilinx merger proposal”
Please mark votes as in this example x
3. Proposal to approve the adjournment of the Xilinx special meeting, if necessary or are appropriate, insufficient to solicit votes at additional the time proxies of the Xilinx if there proposal special meeting or to ensure to approve that any the supplement Xilinx merger or statement/prospectus amendment to the accompanying is timely provided joint proxy to Xilinx “Xilinx stockholders, adjournment which proposal proposal. is ” referred to as the plan to attend the Meeting
2. Proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Xilinx’s named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement,
which proposal is referred to as the “Xilinx compensation
proposal”
NOTE: AUTHORIZED SIGNATURES - THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. administrator Please sign exactly or other as your fiduciary, name(s) please appear(s) give full hereon. title When as such. signing Joint as owners attorney, should executor, each sign corporate personally. or partnership All holders name, must by sign. authorized If a corporation officer. or partnership, please sign in full
Date:
Signature
Signature (Joint Owners)
CONTROL NUMBER
PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.
PROXY VOTING INSTRUCTIONS
Please have your 11-digit control number ready when voting by Internet or Telephone
INTERNET
Vote Your Proxy on the Internet: Go to www.AALvote.com/XLNXSM
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
TELEPHONE
Vote Your Proxy by Phone: Call 1-866-804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
MAIL
Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.